UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2016

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas	67210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 24, 2016, Spirit AeroSystems Holdings, Inc. (“Holdings”), Spirit AeroSystems, Inc., a wholly-owned subsidiary of Holdings (“Spirit”) and certain of Spirit’s subsidiaries as guarantors, entered into an Underwriting Agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC as representatives of the several underwriters identified therein (collectively, the “Underwriters”), pursuant to which Spirit agreed to sell and the Underwriters agreed to purchase, subject to and upon terms and conditions set forth therein, $300 million aggregate principal amount of 3.850% Senior Notes due 2026, as described in the prospectus supplement, dated May 24, 2016, related to the Company’s shelf registration statement on Form S-3 (File No. 333-211423)(the “Registration Statement”), dated May 17, 2016.

A copy of the Underwriting Agreement is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01  Other Events.

Exhibit 99.1 filed with this Current Report on Form 8-K contains certain information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement.

Item 9.01 Financial Statements and Exhibits

(d)                       Exhibits

Exhibit Number	Description of Exhibit
1.1	Underwriting Agreement, dated May 24, 2016.

99.1	Information Relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: May 27, 2016	By:	/s/ Stacy Cozad
Name: Stacy Cozad
Title: Senior Vice President, General Counsel and Secretary